Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuveen Virginia Dividend Advantage Municipal Fund 2
333-72310, 811-10523


On January 10, 2002, under Conformed Submission
Type 497, accession number, 0000950137-02-000106,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.